Exhibit(a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

TO TENDER SHARES OF COMMON STOCK

OF

NSTOR TECHNOLOGIES, INC.

AT

$0.105 NET PER SHARE

BY

NORMANDY ACQUISITION CORPORATION,

AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

XYRATEX LTD

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, SEPTEMBER 2, 2005, UNLESS THE OFFER IS EXTENDED.

This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates evidencing shares of common stock, par value $0.05 per share (the “Shares”), of nStor Technologies, Inc., a Delaware corporation (the “Company”), are not immediately available, or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Computershare Trust Company of New York (the “Depositary”) on or prior to the Expiration Date (as defined in the Offer to Purchase, dated August 5, 2005 (the “Offer to Purchase”)). This Notice of Guaranteed Delivery may be delivered by hand or facsimile transmission or mailed to the Depositary. See “The Offer—Procedure for Tendering Shares” of the Offer to Purchase.

The Depositary for the Offer is:

By Mail:	By Facsimile Transmission:	By Hand or Overnight Courier:

Computershare Trust Company of New York Wall Street Station P.O. Box 1010 New York, NY 10268-1010	For Eligible Institutions Only: (212) 701-7636 For Confirmation Only Telephone: (212) 701-7600	Computershare Trust Company of New York Wall Street Plaza 88 Pine Street, 19th Floor New York, NY 10005

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS LISTED ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Guarantor Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Normandy Acquisition Corporation (“Purchaser”), a Delaware corporation and an indirect wholly owned subsidiary of Xyratex Ltd, a Bermuda corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 5, 2005 (the “Offer to Purchase”) and the related Letter of Transmittal (which together, as each may be amended, supplemented or otherwise modified from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in “The Offer—Procedure for Tendering Shares” of the Offer to Purchase.

SIGN HERE

Certificate Numbers (if available)	Signature

☐ Check here if Shares will be tendered by book-entry transfer	(Name(s)) (Please Print) Name of Tendering Institution

Number of Shares tendered	Address

Account Number	Zip Code

Area Code and Telephone Number

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc. or any other “Eligible Guarantor Institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (a) that the above named person(s) own(s) the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (b) that such tender of Shares complies with Rule 14e-4 and (c) to deliver to the Depositary of the Shares tendered hereby, in proper form of transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents within three American Stock Exchange trading days of the date hereof.

(Name of Firm)

(Authorized Signature)

(Name)

(Address)

(Zip Code)

(Area Code and Telephone Number)

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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